EXECUTION VERSION

Exhibit 2.2

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 (this “Amendment No. 2”), dated as of June 17, 2016, to the Agreement and Plan of Merger, dated as of February 7, 2016 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 1, 2016, the “Merger Agreement”), by and among Apollo Education Group, Inc., an Arizona corporation (the “Company”), AP VIII Queso Holdings, L.P., a Delaware limited partnership (“Parent”), and Socrates Merger Sub, Inc., an Arizona corporation and wholly owned subsidiary of Parent (“Merger Sub”) is made and entered into by and among Parent, Merger Sub and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, Parent, Merger Sub and the Company entered into the Merger Agreement on February 7, 2016;

WHEREAS, Section 9.2 of the Merger Agreement provides that at any time prior to the Effective Time, the parties thereto may modify, supplement or amend the Merger Agreement, by a written agreement authorized by the board of directors and executed and delivered by duly authorized officers of the respective parties;

WHEREAS, each of Parent, Merger Sub and the Company desires to amend certain terms of the Merger Agreement as set forth this Amendment No. 2 and to make certain representations, warranties, covenants and agreements in connection with this Amendment No. 2; and

WHEREAS, the respective boards of directors or other governing body of each of Parent, Merger Sub and the Company and the holders of Class A Shares and Class B Shares have approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and have approved and declared advisable the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.     College for Financial Planning, University of Phoenix and Western International University Governance.   Section 6.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“6.18    College for Financial Planning, University of Phoenix and Western International University Governance. After the Closing Date, but subject to the terms hereof, the independent members of the board of trustees of the College for Financial Planning (“CFP”), the independent members of the board of trustees of the University of Phoenix, Inc. (“UOPX”) and the independent members of the board of trustees of Western International University, Inc. (“WIU”) shall continue to serve in such capacity. None of Parent, any Subsidiary or Affiliate of Parent or their respective directors, officers, employees or other agents, shall (i) cause the termination or resignation of, or otherwise involuntarily dismiss, any independent member of the board of trustees of CFP, UOPX or WIU prior to the expiration of the term of any such independent member of the board of trustees, except as consistent with the organizational and governance documents of CFP, UOPX or WIU, as applicable, and permitted by applicable law; (ii) amend, alter, or modify in any material respect (A) the Master Services Agreement, dated as of March 22, 2013, by and between the Company and UOPX, and any statements of work related thereto or (B) the Master Services Agreement, dated as of September 1, 2014, by and between the Company and certain Subsidiaries of the Company and any statements of work between the Company and WIU, and the Company and CFP, related thereto, in the case of each of clause (A) and (B), as in effect as of the date of this Agreement, except as may be required in the ordinary course; or (iii) amend, alter or modify the organizational and governance documents of CFP, UOPX or WIU that are in place as of the date hereof, except as may be required in the ordinary course, provided that any such changes remain consistent and compliant with standards regarding institutional governance as established by the Higher Learning Commission.

2.    Form of Bylaws of Surviving Corporation. Exhibit B of the Merger Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to this Amendment No. 2.

3.    Definitions. Annex A of the Merger Agreement is hereby amended to add the following as a defined term:

CFP        6.18

4.     Interpretation; Construction. Subsection (d) of Section 9.13 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Each reference to “herein”, “hereof,” “hereunder,” “hereby,” and “this Agreement” shall, from and after the date of Amendment No. 2, refer to the Merger Agreement, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 1, 2016 and Amendment No. 2 to the Agreement and Plan of Merger dated as of June 17, 2016. Each reference herein to “the date of this Amendment” shall refer to May 1, 2016, each reference to the “date of this Amendment No. 2” shall refer to June 17, 2016 and each reference to the “date of this Agreement”, the “date hereof”, “concurrently with the execution and delivery of this Agreement” and similar references shall refer to February 7, 2016.”

5.    Representations and Warranties.

(a) Company. The Company hereby represents and warrants to Parent and Merger Sub that (i) the Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Amendment No. 2 and perform its obligations under this Amendment No. 2 and (ii) this Amendment No. 2 has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Amendment No. 2 by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that (i) each of Parent and Merger Sub has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Amendment No. 2 and (ii) this Amendment No. 2 has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery of this Amendment No. 2 by the Company, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its term, subject to the Bankruptcy and Equity Exception.

6.    Confirmation of Merger Agreement.  Other than as expressly modified pursuant to this Amendment No. 2, all of the terms, covenants and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

7.     Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

8.    Miscellaneous. The provisions of Article IX of the Merger Agreement shall apply mutatis mutandis to this Amendment No. 2, and to the Merger Agreement as modified by this Amendment No. 2, taken together as a single agreement, reflecting the terms therein as modified by this Amendment No. 2.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

APOLLO EDUCATION GROUP, INC.

By:	/s/ Jeff Langenbach
Name: Jeff Langenbach
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

AP VIII QUESO HOLDINGS, L.P.

By:	Apollo Advisors VIII, L.P.,
its general partner

By:	Apollo Capital Management VIII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

SOCRATES MERGER SUB, INC.

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Annex A

Form of Bylaws of the Surviving Corporation

SECOND AMENDED & RESTATED BYLAWS
OF
APOLLO EDUCATION GROUP, INC.

(Adopted [ • ], 2016)

ARTICLE I

Offices

Section 1.    Known Place of Business; Statutory Agent. The name and address of the statutory agent of Apollo Education Group, Inc. (the “Corporation”) in the State of Arizona shall be as set forth in the Second Amended and Restated Articles of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Articles of Incorporation”). The known place of business of the Corporation in the State of Arizona shall be as set forth in the Articles of Incorporation. The Corporation’s known place of business and its statutory agent in the State of Arizona may be changed from time to time by or under the authority of the board of directors of the Corporation (the “Board of Directors”) in the manner provided in the Arizona Revised Statutes (the “ARS”).

Section 2.     Other Offices.     The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Arizona, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Shareholders

Section 1.    Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Arizona, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.    Annual Meetings. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may properly be brought before the meeting.

Section 3.    Special Meetings. A special meeting of the shareholders (or of any class thereof) for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request therefor delivered to the President or Secretary signed by shareholders holding of record more than 50% of the outstanding shares of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called and the call therefor shall be issued within sixty (60) days after the receipt of said request. Business transacted at all special meetings shall be confined to the objects specifically stated in the call therefor.

Section 4.    Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of shareholders, whether annual or special, shall be given at least ten (10) and not more than sixty (60) days before the date on which the meeting is to be held to each shareholder of record entitled to vote thereat by delivering a notice thereof to such shareholder personally or by mailing such notice in a postage prepaid envelope directed to such shareholder at such shareholder’s address as it appears on the share ledger of the Corporation, unless such shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for such shareholder be directed to another address, in which case such notice shall be directed to such shareholder at the address designated in such request. Notices of each meeting of shareholders, whether annual or special, shall set forth the date, time, place, if any, the means of remote communications, if any, by which shareholders or proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the shareholders entitled to vote at such meeting (if such date is different from the record date for shareholders entitled to notice of the meeting). Notices of each special meeting of shareholders shall also set forth the purpose or purposes for which the meeting is called. “Notice” includes notice given by facsimile or other form of wire or wireless communication if permitted by applicable law and if given in compliance therewith. If electronically transmitted by means of facsimile or other form of wire or wireless communication, including electronic mail, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address, as the case may be, at which the shareholder has consented to receive notice. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder in the manner set forth herein. An affidavit of the Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.    List of Shareholders. The Secretary or any Assistant Secretary of the Corporation shall produce, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, a complete list of the shareholders entitled to vote thereat (provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of such shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, either at the principal place of business of the Corporation during ordinary business hours, the office of the Corporation’s transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network (provided that the information required to access such list shall be provided with the notice of the meeting). Except as otherwise provided by law, the original or duplicate share ledger shall be the only evidence as to the shareholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 6.     Quorum; Adjournment of Meetings. Except as otherwise provided by law, the Articles of Incorporation or these Second Amended & Restated Bylaws of the Corporation (“Bylaws”), the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business at all meetings of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the shareholders so present in person or by proxy at such meeting may, by a majority in voting power thereof, adjourn the meeting from time to time without any notice or call other than by an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned in like manner without notice or call or upon such notice or call as may be determined by vote of the holders of a majority in voting power voting thereon. If, however, the adjournment is for more than one-hundred twenty (120) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. If after the adjournment a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 7.    Voting.     Except as otherwise provided in the Articles of Incorporation, at every meeting of shareholders, each holder of record of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be entitled to one (1) vote in person or by proxy for each such share having voting power upon the matter in question held by such shareholder, provided, that with respect to elections of directors, each holder of record of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no proxy shall be voted after twelve (12) months from its date (unless a longer duration is permitted by the ARS and the shareholder designates a longer duration). A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. Shares of the Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly; provided, however, that the foregoing shall not limit the right of the Corporation to vote any shares of the Corporation held by it in a fiduciary capacity (and to count such shares for purposes of determining a quorum). Except as otherwise required by the laws of the State of Arizona or the Articles of Incorporation, and except for the election of directors, at all meetings of the shareholders, a quorum being present, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon which are present in person or by proxy. On any vote by ballot, each ballot shall be signed by the shareholder voting, or in such shareholder’s name by such shareholder’s proxy, if there be such a proxy, and shall state the number of shares voted by such shareholder and the number of votes to which each share is entitled.

Section 8.    Organization of Meeting. The Chairman of the Board, if any, shall preside at all meetings of shareholders, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the Board, the Vice Chairman of the Board or the President is present at the meeting, the holders of a majority of the shares present at the meeting and entitled to vote, in person or by proxy, shall select a person to preside at the meeting. Subject to the requirements of any applicable law or the rules and regulations of any national securities exchange, national securities association or interdealer quotation system upon which the Corporation’s securities may be listed, the person presiding at a meeting of shareholders shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

Section 9.    Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares entitled to vote thereon and shall be delivered to the Corporation in accordance with applicable law. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of shareholders, that consent had been given in accordance with the provisions of Section 10-704 of the ARS. Without limiting the manner by which consent may be given, written consent may be given by means of electronic transmission to the fullest extent permissible under the ARS.

Section 10.    Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Articles of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of shareholders, or by the written consent of shareholders in lieu of a meeting.

ARTICLE III

Board of Directors

Section 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the ARS or the Articles of Incorporation.

Section 2.    Number of Directors; Term of Office. The Board of Directors shall consist of nine (9) members but may be increased or decreased as hereinafter provided. Each director shall hold office until the annual meeting of the shareholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office or a decrease in the number of directors. At any time or from time to time at a special meeting called for that purpose, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors of the Corporation, or may decrease the number of directors of the Corporation; provided, however, that in no event shall the number of directors of the Corporation be less than one (1). Directors shall be elected at the annual meeting of shareholders. Directors need not be shareholders or residents of the State of Arizona.

Section 3.    Quorum; Manner of Acting; Telephonic Participation. Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, the directors present shall adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Arizona or the Articles of Incorporation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors or of any committee thereof held by telephone shall be prepared in the same manner as a meeting of the Board of Directors or of such committee held in person.

Section 4.     Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Arizona, as the Board of Directors may from time to time determine.

Section 5.    Annual Meeting. As promptly as practicable after each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet for the purpose of the appointment of officers and the transaction of such other business as may properly come before the meeting. Notice of such meeting need not be given if held immediately after the annual meeting of shareholders. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

Section 6.    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Arizona, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7.    Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or by a majority of the directors. Notice of the time, date and place of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least four (4) days before the date on which the meeting is to be held, or shall be given to him or her by telegraph, teletype, facsimile or other form of wire or wireless communication, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purposes thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. If mailed, such notice shall be deemed to be delivered at the earliest of (i) when received, (ii) five (5) days after its deposit in the United States mail as evidenced by the postmark, if mailed postpaid and correctly addressed or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of the addressee. If sent by any other means (including facsimile, courier, electronic mail or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address, electronic address or facsimile number of the director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Arizona, as the place for holding any special meeting of the Board of Directors called by them.

Section 8.     Removal. Except as otherwise provided by the Articles of Incorporation or applicable law, the entire Board of Directors or any individual director may be removed from office with or without cause by the holders of a majority in voting power of the outstanding shares entitled to vote at an election of directors. In case the Board of Directors or any one or more directors be so removed, one or more individuals may be appointed at the same meeting at which such director or directors have been so removed to fill the vacancy or vacancies created thereby, to serve for the remainder of the terms, respectively, of the director or directors so removed.

Section 9.    Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Board of Directors, the Chairman of the Board, if any, or the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.    Vacancies on Board of Directors. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may fill the vacancy or newly created directorship, as the case may be, or such vacancy or newly created directorship may be filled at an annual meeting or at a special meeting of the shareholders called for that purpose. Each director so elected shall hold office until the next meeting of shareholders at which directors are elected and until his or her successor shall be elected and shall be qualified or until his or her death, resignation or removal from office.

Section 11    Waiver of Notice and Consent. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs or electronically transmits a written waiver of notice of such meeting whether before or after the date stated therein. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.    Committees. The Board of Directors may, by resolution of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or the laws of the State of Arizona. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of all the members of any such committee may, subject to ARS § 10-825(C), fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Arizona, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend and for his or her expenses, if any, of attendance at each regular or special meeting of such committee as shall be determined by the Board of Directors.

Section 13.     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee.

Section 14.    Fees and Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may, if it so desires, authorize members of the Board of Directors to be compensated for their expenses, if any, of attendance at each regular or special meeting of the Board of Directors. Such compensation may, in the Board of Directors’ discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board of Directors. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1.    Officers. The principal officers of the Corporation shall be chosen by the Board of Directors and may include a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose such other officers, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Senior or Executive Vice Presidents, as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said officers.

Section 2.     Election or Appointment and Term of Office. The principal officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.     Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President, the Chief Executive Officer, if any, or the Board of Directors may from time to time designate. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.    Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose at which a quorum is present, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Section 5.    Resignations. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for appointment to such office for such term.

Section 7.     Powers and Duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of

Directors and as may be delegated by the President or the Chief Executive Officer, if any, without limiting the foregoing:

(a)     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b)     Vice Chairman of the Board. The Vice Chairman of the Board shall be the assistant to the Chairman of the Board of Directors and shall assume the Chairman’s responsibilities in the event of his or her absence or disability or as directed by the Chairman of the Board.

(c)     President; Chief Executive Officer. Unless a separate Chief Executive Officer is appointed, the President shall serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of a Chairman of the Board or Vice Chairman of the Board, he or she shall preside at all meetings of the shareholders, at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board of Directors or such committee shall have chosen another chairman. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally pertaining to the office of the Chief Executive Officer of a corporation. If a separate Chief Executive Officer is appointed, the President shall have and perform such duties as otherwise generally pertain to such office and as may be assigned to him or her by the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

(d)    Executive Vice President. The Executive Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(e)    Senior Vice President. The Senior Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(f)     Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice Presidents and the Senior Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(g)     Treasurer. The principal financial officer of the Corporation shall be the Treasurer of the Corporation unless the Board of Directors has designated another officer to serve as principal financial officer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors or any committee thereof, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or any committee thereof or at the annual meeting of shareholders; he or she shall receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

(h)    Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the shareholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the share records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors

Section 8.    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

ARTICLE V

Shares

Section 1.    Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of shares represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board of Directors shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

Section 2.    Share Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the shares represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.

Section 3.    Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6 of this Article V.

Section 4.    Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 5 of this Article V, and on surrender of the certificate or certificates, if any, for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 5.    Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these Bylaws, concerning the issue, transfer and registration of shares of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of shares to bear the signature or signatures of any of them.

Section 6.    Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issuance of a new certificate or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate or uncertificated shares without any bond when in its judgment it is proper to do so.

Section 7.     Record Date.

(a)    In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than seventy (70) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than seventy (70) days prior to such action. If no such record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Articles of Incorporation, in order that the Corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date for determining shareholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

Amendments

Section 1.    Amendments by Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the shareholders at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon.

Section 2.    Amendments by the Board of Directors. The Board of Directors may adopt, amend or repeal these Bylaws by the affirmative vote of the Board of Directors at any regular or special meeting of the Board of Directors (except to the extent provided in ARS § 10-1020(A)(2)). If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal Bylaws.

ARTICLE VII

Miscellaneous Provisions

Section 1.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.    Voting of Securities Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, waive notice, vote or consent and grant proxies

(with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

Section 3.    Dividends; Reserves.
(a)    Subject to any restrictions contained in the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the Corporation’s shares from the Corporation’s surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year. Dividends may be paid in cash, in property or in shares of the Corporation, subject to the provisions of the Articles of Incorporation. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. Dividends shall be payable upon such dates as the Board of Directors may designate.
(b)    If the dividend is to be paid in shares of the theretofore unissued shares of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares such amount as shall be determined by the Board of Directors; provided, however, that no such designation as capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its shares.

(c)    The Board of Directors may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 4.    Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Arizona.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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